EXHIBIT 99.1

Hallador Energy Company Reports First Quarter 2025 Financial and Operating Results

- Q1 Total Revenue up 6% YoY to $117.8 Million -

- Q1 Net Income up Materially YoY to $10.0 Million or $0.23 Earnings per Share –

- Q1 Operating Cash Flow up ~ 2x YoY to $38.4 Million -

- Q1 Adjusted EBITDA up ~ 3x YoY to $19.3 Million -

TERRE HAUTE, Ind., May 12, 2025 – Hallador Energy Company (Nasdaq: HNRG) (“Hallador” or the “Company”) today reported its financial results for the first quarter ended March 31, 2025.

“We are pleased with our first quarter performance as we returned to top line growth and saw material improvements to our bottom line and cash flow generation, underscoring the strength of our strategic shift to a vertically integrated independent power producer (‘IPP’),” said Brent Bilsland, President and Chief Executive Officer. “January and February offered a strong backdrop as the combination of colder weather, and higher pricing enabled us to benefit from increased dispatch volumes.”

“We are making meaningful progress in our negotiations with a leading global data center developer for the long-term supply of capacity and energy from our facility. Our partner has demonstrated their commitment through significant investments, including securing land, transmission capacity and equipment, in addition to the previously announced exclusivity agreement with us that runs through early June 2025. Given the inherent complexity of these multi-party agreements, it is uncertain that we will finalize terms before the exclusivity expires. However, we remain confident that we will execute a strategic transaction that delivers long-term value for our shareholders.”

Bilsland continued, “We continue to see rising demand for reliable power, particularly as grid volatility grows with the retirement of dispatchable generation. That demand, paired with supportive regulatory sentiment and Hallador’s ability to deliver dependable energy, positions us well for sustained growth. Our evaluation of dual-fuel capabilities and potential acquisitions of other dispatchable generation assets reflect our confidence in the long-term economics and viability of our platform. With a robust contracted sales book, strengthening fundamentals, and ongoing interest from high-demand end users, we believe we are well-positioned to materially strengthen our opportunities for growth and cash flow generation for many years to come.”

First Quarter 2025 Highlights

●	Hallador returned to growth on both the top and bottom line.

o	Total revenue increased 6% year-over-year and 24% quarter-over-quarter to $117.8 million, driven by a strong increase in electric sales to $85.9 million. Electric sales are currently 73% of the Company’s revenue mix, underscoring Hallador’s commitment to emphasizing electric sales as an IPP.

o	Net income increased materially to $10.0 million, with adjusted EBITDA up ~ 3x year-over-year and 78% quarter-over-quarter to $19.3 million.

●	The Company generated $38.4 million in operating cash flow during the first quarter, which partially supported the repayment of debt and funding capex.

o	Total bank debt was reduced to $23.0 million at March 31, 2025, compared to $44.0 million at December 31, 2024, and $77.0 million at March 31, 2024.

o	Total liquidity was $69.0 million at March 31, 2025, compared to $37.8 million at December 31, 2024, and $39.5 million at March 31, 2024.

o	Capital expenditures in the first quarter were $11.7 million compared to $14.9 million in the year-ago period.

●	Hallador continues to focus on forward sales to secure its energy position.

o	At quarter-end, Hallador had total forward energy, capacity and coal sales to 3rd party customers of $1.1 billion through 2029.

Financial Summary ($ in Millions and Unaudited)

	Q1 2024	Q4 2024	Q1 2025
Electric Sales	$60.7	$69.7	$85.9
Coal Sales - 3rd Party	$49.6	$23.3	$30.2
Other Revenue	$1.3	$1.8	$1.7
Total Sales and Operating Revenue	$111.6	$94.8	$117.8
Net Income (Loss)	$(1.7)	$(215.8)	$10.0
Operating Cash Flow	$16.4	$32.5	$38.4
Adjusted EBITDA*	$6.8	$6.2	$19.3

*   Non-GAAP financial measure, defined as EBITDA plus effects of certain subsidiary and equity method investment activity, less other amortization, plus certain operating activities including stock-based compensation, asset retirement obligations accretion, less gain on disposal or abandonment of assets, plus other reclassifications such as special non-recurring project expenses.

Adjusted EBITDA should not be considered an alternative to net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Our method of computing Adjusted EBITDA may not be the same method used to compute similar measures reported by other companies.

Management believes the non-GAAP financial measure, Adjusted EBITDA, is an important measure in analyzing our liquidity and is a key component of certain material covenants contained within our Credit Agreement, specifically the minimum quarterly EBITDA. Noncompliance with the covenants could result in our lenders requiring the Company to immediately repay all amounts borrowed. If we cannot satisfy these financial covenants, we would be prohibited under our Credit Agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the assessment of our liquidity. The required amount of Adjusted EBITDA is a variable based on our debt outstanding and/or required debt payments at the time of the quarterly calculation based on a rolling prior 12-month period.

Reconciliation of the non-GAAP financial measure, Adjusted EBITDA, to Income (Loss) before Income taxes, the most comparable GAAP measure, is as follows (in thousands) for the three months ended March 31, 2025 and 2024, respectively.

Reconciliation of GAAP "Income (Loss) before Income Taxes" to non-GAAP "Adjusted EBITDA"

(In $ Thousands and Unaudited)

	Three Months Ended
	March 31,
	2025	2024
NET INCOME (LOSS)	$9,979	$(1,696)
Interest expense	3,723	3,937
Income tax expense (benefit)	—	(610)
Depreciation, depletion and amortization	14,977	15,443
EBITDA	28,679	17,074
Other operating revenue	—	7
Stock-based compensation	1,084	666
Asset retirement obligations accretion	427	399
Other amortization (1)	(11,334)	(12,401)
(Gain) loss on disposal or abandonment of assets, net	(21)	(24)
Loss on extinguishment of debt	—	853
Equity method investment (loss)	236	249
Other reclassifications	239	—
Adjusted EBITDA	$19,310	$6,823

(1) Other amortization relates to the non-cash amortization of the Hoosier PPA entered into in connection with the acquisition of the Merom Power Plant in 2022.

Solid Forward Sales Position - Segment Basis, Before Intercompany Eliminations (unaudited):

	2025	2026	2027	2028	2029	Total
Power
Energy
Contracted MWh (in millions)	3.04	3.36	1.78	1.09	0.27	9.54
Average contracted price per MWh	$37.20	$44.43	$54.66	$52.94	$51.33
Contracted revenue (in millions)	$113.09	$149.28	$97.29	$57.70	$13.86	$431.22

Capacity
Average daily contracted capacity MW	784	733	623	454	100
Average contracted capacity price per MWd	$211	$230	$226	$225	$230
Contracted capacity revenue (in millions)	$45.45	$61.54	$51.40	$37.33	$3.47	$199.19

Total Energy & Capacity Revenue

Contracted Power revenue (in millions)	$158.54	$210.82	$148.69	$95.03	$17.33	$630.41

Coal
Priced tons - 3rd party (in millions)	2.21	2.50	2.50	0.50	—	7.71
Avg price per ton - 3rd party	$50.95	$55.49	$56.74	$59.00	$—
Contracted coal revenue - 3rd party (in millions)	$112.60	$138.73	$141.85	$29.50	$—	$422.68

TOTAL CONTRACTED REVENUE (IN MILLIONS) - CONSOLIDATED	$271.14	$349.55	$290.54	$124.53	$17.33	$1,053.09

Priced tons - Intercompany (in millions)	1.82	2.30	2.30	2.30	—	8.72
Avg price per ton - Intercompany	$51.00	$51.00	$51.00	$51.00	$—
Contracted coal revenue - Intercompany (in millions)	$92.82	$117.30	$117.30	$117.30	$—	$444.72

TOTAL CONTRACTED REVENUE (IN MILLIONS) - SEGMENT	$363.96	$466.85	$407.84	$241.83	$17.33	$1,497.81

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "guidance," "target," "potential," "possible," or "probable" or statements that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved. Forward-looking statements include, without limitation, those relating to our ability to execute definitive agreements with respect to the non-binding term sheet with a leading global data center developer, to execute a strategic transaction that delivers long-term value for our shareholders or to strengthen opportunities for growth and cash flow generation. Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador’s annual report on Form 10-K for the year ended December 31, 2024, and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Conference Call and Webcast

Hallador management will host a conference call today, May 12, 2025 at 5:00 p.m. Eastern time to discuss its financial and operational results, followed by a question-and-answer period.

Date: Monday, May 12, 2025

Time: 5:00 p.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at www.halladorenergy.com.

About Hallador Energy Company

Hallador Energy Company (Nasdaq: HNRG) is a vertically-integrated Independent Power Producer (IPP) based in Terre Haute, Indiana. The Company has two core businesses: Hallador Power Company, LLC, which produces electricity and capacity at its one Gigawatt (GW) Merom Generating Station, and Sunrise Coal, LLC, which produces and supplies fuel to the Merom Generating Station and other companies. To learn more about Hallador, visit the Company’s website at http://www.halladorenergy.com/.

Company Contact

Marjorie Hargrave

Chief Financial Officer

MHargrave@halladorenergy.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

HNRG@elevate-ir.com

Hallador Energy Company

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

(unaudited)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$6,891	$7,232
Restricted cash	9,316	4,921
Accounts receivable	12,582	15,438
Inventory	36,318	36,685
Parts and supplies	40,137	39,104
Prepaid expenses	1,808	1,478
Total current assets	107,052	104,858
Property, plant and equipment:
Land and mineral rights	70,307	70,307
Buildings and equipment	435,329	429,857
Mine development	94,725	92,458
Finance lease right-of-use assets	13,034	13,034
Total property, plant and equipment	613,395	605,656
Less - accumulated depreciation, depletion and amortization	(360,624)	(347,952)
Total property, plant and equipment, net	252,771	257,704
Equity method investments	2,370	2,607
Other assets	3,904	3,951
Total assets	$366,097	$369,120

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of bank debt, net	$16,965	$4,095
Accounts payable and accrued liabilities	45,652	44,298
Current portion of lease financing	7,067	6,912
Contract liabilities - current	107,368	97,598
Total current liabilities	177,052	152,903
Long-term liabilities:
Bank debt, net	4,000	37,394
Long-term lease financing	6,921	8,749
Asset retirement obligations	15,386	14,957
Contract liabilities - long-term	42,539	49,121
Other	4,851	1,711
Total long-term liabilities	73,697	111,932
Total liabilities	250,749	264,835
Commitments and contingencies (Note 16)
Stockholders' equity:
Preferred stock, $.10 par value, 10,000 shares authorized; none issued	—	—
Common stock, $.01 par value, 100,000 shares authorized; 42,978 and 42,621 issued and outstanding, as of March 31, 2025 and December 31, 2024, respectively	430	426
Additional paid-in capital	190,378	189,298
Retained earnings (deficit)	(75,460)	(85,439)
Total stockholders’ equity	115,348	104,285
Total liabilities and stockholders’ equity	$366,097	$369,120

Hallador Energy Company

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2025	2024
SALES AND OPERATING REVENUES:
Electric sales	$85,943	$60,681
Coal sales	30,185	49,630
Other revenues	1,659	1,263
Total sales and operating revenues	117,787	111,574
EXPENSES:
Fuel	15,210	8,059
Other operating and maintenance costs	28,389	37,262
Cost of purchased power	6,840	1,926
Utilities	4,152	4,594
Labor	27,029	35,168
Depreciation, depletion and amortization	14,977	15,443
Asset retirement obligations accretion	427	399
Exploration costs	21	70
General and administrative	6,825	5,944
Gain on disposal or abandonment of assets, net	(21)	(24)
Total operating expenses	103,849	108,841

INCOME FROM OPERATIONS	13,938	2,733

Interest expense (1)	(3,723)	(3,937)
Loss on extinguishment of debt	—	(853)
Equity method investment (loss)	(236)	(249)
NET INCOME (LOSS) BEFORE INCOME TAXES	9,979	(2,306)

INCOME TAX EXPENSE (BENEFIT):
Current	—	—
Deferred	—	(610)
Total income tax expense (benefit)	—	(610)

NET INCOME (LOSS)	$9,979	$(1,696)

NET INCOME (LOSS) PER SHARE:
Basic	$0.23	$(0.05)
Diluted	$0.23	$(0.05)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	42,619	34,816
Diluted	43,462	34,816

Hallador Energy Company

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,979	$(1,696)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax (benefit)	—	(610)
Equity method investment loss	236	249
Depreciation, depletion and amortization	14,977	15,443
Loss on extinguishment of debt	—	853
Gain on disposal or abandonment of assets, net	(21)	(24)
Amortization of debt issuance costs	497	404
Asset retirement obligations accretion	427	399
Cash paid on asset retirement obligation reclamation	(156)	(639)
Stock-based compensation	1,084	666
Amortization of contract liabilities	(35,669)	(24,529)
Accretion on contract liabilities	1,560	—
Change in current assets and liabilities:
Accounts receivable	2,856	5,709
Inventory	367	(6,613)
Parts and supplies	(1,033)	(1,483)
Prepaid expenses	(330)	(37)
Accounts payable and accrued liabilities	3,124	(8,015)
Contract liabilities	37,297	35,355
Other	3,224	937
Net cash provided by operating activities	$38,419	$16,369

Hallador Energy Company

Condensed Consolidated Statements of Cash Flows

(in thousands)

(continued)

(unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	$(11,693)	$(14,874)
Proceeds from sale of equipment	21	24
Net cash used in investing activities	(11,672)	(14,850)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on bank debt	(33,000)	(26,500)
Borrowings of bank debt	12,000	12,000
Payments on lease financing	(1,693)	(1,238)
Proceeds from sale and leaseback arrangement	—	1,927
Issuance of related party notes payable	—	5,000
Debt issuance costs	—	(38)
ATM offering	—	6,580
Taxes paid on vesting of RSUs	—	(1)
Net cash used in financing activities	(22,693)	(2,270)
Increase (decrease) in cash, cash equivalents, and restricted cash	4,054	(751)
Cash, cash equivalents, and restricted cash, beginning of period	12,153	7,123
Cash, cash equivalents, and restricted cash, end of period	$16,207	$6,372

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Cash and cash equivalents	$6,891	$1,635
Restricted cash	9,316	4,737
	$16,207	$6,372

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$1,830	$3,083

SUPPLEMENTAL NON-CASH FLOW INFORMATION:
Change in capital expenditures included in accounts payable and prepaid expense	$(1,649)	$(5,290)
Stock issued on redemption of convertible notes and interest	$—	$9,721